Exhibit 16.1

April 23, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Apptigo International, Inc.
File No. 333-186330

Dear Sir or Madam:

We have read Item 14 of Form 8-K dated April 17, 2014 of Apptigo International, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

Sincerely,

Cutler & Co., LLC